Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement of Bulk Storage Software, Inc. on Form S-1/A, of my report dated September 16, 2011 on the financial statements of Bulk Storage Software, Inc. as of September 30, 2010 and 2009 and for the period from October 15, 2007 (inception) through September 30, 2010.

Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 28, 2010